Exhibit 10.3

AMENDMENT TO AMENDED AND RESTATED INDEPENDENT DIRECTOR AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED INDEPENDENT DIRECTOR AGREEMENT (this “Amendment”) is entered into on July 19, 2021 (the “Amendment Effective Date”), by and between Kaival Brands Innovations Group, a Delaware corporation (the “Company”), and Roger Brooks (the “Director”).

WHEREAS, the Company and the Director entered into an Independent Director Agreement on March 17, 2021, as amended and restated by the Amended and Restated Independent Director Agreement entered into on March 29, 2021 (the “Original Agreement”); and

WHEREAS, the Company and the Director each desire to modify the term of the Original Agreement, compensation and such other aspects of the Original Agreement as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.     Construction.

a.       Except as expressly amended hereby, all terms and conditions of the Original Agreement shall remain in full force and effect.

b.      All capitalized terms not defined herein shall have the meanings ascribed to those terms in the Original Agreement.

c.       The Original Agreement, as amended by this Amendment, is hereafter referred to as the “Agreement”.

2.     Amendments.

a.       Sections 1(a) and 1(b) of the Original Agreement are replaced in their entirety by the following:

1.     Service to the Board.

(a)      Subject to the terms and provisions of this Agreement, the term of service as a director under this Agreement shall begin on the Effective Date and shall continue until the earliest of the following to occur (the “Term”): (i) the second anniversary of the Effective Date; (ii) the death or disability of the Director; (iii) the termination of the Director from membership on the Board by the mutual agreement of the Company and the Director; (iv) the removal of the Director from the Board by the stockholders of the Company in accordance with the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Bylaws; and (v) the resignation by the Director from the Board. For purposes of this Section, “disability” shall mean the inability of the Director to perform the Services for a period of at least fifteen (15) consecutive days.

(b)     During the Term of this Agreement, the Director will serve on the following Board committees (each a “Committee”) and in the capacities stated (which may be changed from time to time in accordance with the Company’s Bylaws):

	Member	Chairperson

Audit Committee	☒	☒

Governance and Nominating Committee	☒

Finance Committee	☒

Compensation Committee	☒

In connection with serving as the Company’s Audit Committee Chairperson, the Director agrees that he is also serving as the “audit financial expert” for purposes of filings before the Securities and Exchange Commission, OTC Markets Group Inc., and/or Nasdaq Capital Markets, as applicable.

b.     Section 3 of the Original Agreement is amended by replacing the entire Section 3(a) of the Original Agreement with the following:

(a)     Board Compensation; Committee Compensation. For Services provided to the Company hereunder, the Director will be entitled to receive compensation as follows: (i) during the first year of the Term of this Agreement, the Director shall be paid annual compensation equal to $100,000, which shall be paid in four equal quarterly payments of $25,000; and (ii) during the second year of the Term of this Agreement, the Director shall be paid annual compensation equal to $50,000 compensation, which shall be paid in four equal quarterly payments of $12,500. For the avoidance of doubt, beginning on the quarter ending July 31, 2021, the Company shall pay the Director $25,000 per quarter and shall be entitled to deduct any payments previously paid for the quarter ending July 31, 2021 pursuant to the terms of the Original Agreement so that the Company solely pays the Director a total of $25,000 for the Services provided during the quarter ending July 31, 2021. Further, at the end of the first year of the Term of this Agreement, the Company shall pay the Director an additional $12,500 in order for the Director to receive total annual compensation of $100,000 for the first year of the Term of this Agreement.

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c.     Section 3 of the Original Agreement is amended by replacing the entire Section 3(b) of the Original Agreement with the following:

(b)     Stock Compensation. As additional compensation for the Services provided to the Company hereunder, the Director received from the Company on the Effective Date, a non-qualified stock option (the “Stock Option”) to purchase 300,000 shares of the Company’s common stock, with the exercise price determined by using the closing bid price of the Company’s common stock on the Effective Date. Pursuant to the terms of this Agreement, the vesting of the Stock Option shall be amended as follows: (i) 90,000 of the shares underlying the Stock Option vested on the Effective Date; (ii) 105,000 of the shares underlying the Stock Option shall vest on the first anniversary of the Effective Date; and (iii) 105,000 of the shares underlying the Stock Option shall vest on the second anniversary of the Effective Date; however, if a change of control event occurs (as defined in the Amended Award Agreement (as defined below)), all unvested shares shall vest immediately. Any and all equity awards shall be granted under and shall be subject to the terms and provisions of the 2020 Stock and Incentive Compensation Plan, as the same may be amended from time to time (the “Incentive Plan”), and shall be granted subject to the execution and delivery of an amended stock option award agreement, as approved by the Board, in substantially the same form as attached hereto as Exhibit A (the “Amended Award Agreement”). The parties hereby agree that to the extent permitted by the Incentive Plan, in event the Company effects one or more reverse stock splits of its common stock, the number of shares underlying the Stock Option and the exercise price per share of the Stock Option shall be adjusted in proportion to the reverse stock split ratio.

d.     Section 3 of the Original Agreement is amended by adding Section 3(f) to the Agreement as follows:

(f)      Additional Stock Compensation. As additional compensation for the Services provided to the Company hereunder, the Director is also entitled to receive from the Company on the Amendment Effective Date, a non-qualified stock option (the “Additional Stock Option”) to purchase 200,000 shares of the Company’s common stock, with the exercise price determined by using the closing bid price of the Company’s common stock on the Amendment Effective Date. Pursuant to the terms of the Agreement, vesting shall be as follows: (i) 100,000 of the shares underlying the Stock Option shall vest on the first anniversary of the Effective Date; and (ii) 100,000 of the shares underlying the Additional Stock Option shall vest on the second anniversary of the Effective Date; however, if a change of control event occurs (as defined in the New Award Agreement (as defined below)), all unvested shares shall vest immediately. Any and all equity awards shall be granted under and shall be subject to the terms and provisions of the Incentive Plan, and shall be granted subject to the execution and delivery of a stock option award agreement, as previously approved by the Board in substantially the form attached hereto as Exhibit B (the “New Award Agreement”). The parties hereby agree that to the extent permitted by the Incentive Plan, in the event the Company effects one or more reverse stock splits of its common stock, the number of shares underlying the Additional Stock Option and the exercise price of the Additional Stock shall be adjusted in proportion to the reverse stock split ratio.

3.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Amendment is legal, valid, and binding for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Amended and Restated Independent Director Agreement to be duly executed and signed as of the effective date above written.

COMPANY:

KAIVAL BRANDS INNOVATIONS
GROUP, INC., a Delaware corporation

By:	/s/ Eric Mosser
Name:	Eric Mosser
Title:	Chief Operating Officer

DIRECTOR:

/s/ Roger Brooks
Roger Brooks

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EXHIBIT A

Form of Amendment No. 1 to

Stock Option Award Agreement

KAIVAL BRANDS INNOVATIONS GROUP, INC.

2020 STOCK AND INCENTIVE COMPENSATION PLAN

Nonqualified Stock Option

1. Amendment. With reference to that certain Stock Option Award Agreement dated March 17, 2021 (the “Award Agreement”) between Roger Brooks (“Awardee”) and Kaival Brands Innovation Group, Inc. (the “Company”), the parties hereto agree to amend the vesting schedule as follows (this “Amendment”):

Vesting of Option. The Option will become vested and exercisable with respect to the number of shares set forth in the vesting schedule below until the Option is 100% vested, except as otherwise provided in the Plan:

DATE VESTED AND EXERCISABLE	NUMBER OF SHARES EXERCISABLE
March 17, 2021	90,000
March 17, 2022	105,000
March 17, 2023	105,000

2. Construction.

a.     Except as expressly amended hereby, all terms and conditions of the Award Agreement shall remain in full force and effect.

b.     All capitalized terms not defined herein shall have the meanings ascribed to those terms in the Award Agreement.

c.     The Award Agreement, as amended by this Amendment, is hereafter referred to as the “Agreement”.

KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	Date:

Title:

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The Awardee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option evidenced hereby subject to all the terms, provisions, conditions and restrictions of the Plan. The Awardee also understands that this Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Accordingly, the Awardee understands that he or she will recognize taxable income upon exercise of the Option based on the difference between the Option exercise price and the Fair Market Value of the shares at the time of exercise.

Signature:_______________________________________

Printed Name:__________________________________________

Date:__________________________________________________

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EXHIBIT B

Form of Stock Option Award Agreement

KAIVAL BRANDS INNOVATIONS GROUP, INC.

2020 STOCK AND INCENTIVE COMPENSATION PLAN

Nonqualified Stock Option

Grant of Option. KAIVAL BRANDS INNOVATIONS GROUP, INC., a Delaware corporation (the “Company”), hereby grants to the Awardee named below a Nonqualified Stock Option for the purchase of up to but not exceeding the number of shares of the Company’s Common Stock, $.001 par value per share (the “Option”), exercisable at the price and upon the terms and conditions set forth below, and subject to any adjustments made pursuant to Section 14 of the Company’s 2020 Stock and Incentive Compensation Plan (“Plan”):

Awardee:	Roger Brooks

Number of Shares:	200,000

Grant Date:	July 19, 2021

Exercise Price/Share:	$0.8801

Expiration Date:	July 19, 2031

Approval of Counsel Required for Issuance of Common Stock. No shares of Common Stock shall be issued pursuant to the exercise of the Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

Option Subject to Plan. The Option is granted as a Nonqualified Stock Option as defined in Section 2(w) of the Plan that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, is issued pursuant to the Plan, and is in all respects subject to the terms, provisions, conditions and restrictions of the Plan. In the event of any conflict between this instrument and the Plan, the Plan shall control.

Defined Terms. Except as otherwise defined herein, capitalized terms used in this instrument shall have the meanings ascribed to such terms in the Plan.

Exercise Price. The Option exercise price set forth above for each related Common Share is not less than the Fair Market Value of each Common Share calculated as of the date of grant in accordance with Section 2(t) of the Plan. The exercise price is subject to adjustment pursuant to Section 14 of the Plan.

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Vesting of Option. The Option will become vested and exercisable with respect to the number of shares set forth in the vesting schedule below until the Option is 100% vested, except as otherwise provided in the Plan:

DATE VESTED AND EXERCISABLE	NUMBER OF SHARES EXERCISABLE
March 17, 2022	100,000
March 17, 2023	100,000

All unvested shares underlying the Option shall vest immediately upon a Change of Control (as that term is defined in the Plan).

Option Period. The Option, or any part thereof, may be exercised at any time between the date at which it becomes vested and exercisable and the Expiration Date set forth above, inclusive of such dates, except that in the event of the Awardee’s death, or his or her Disability (as defined under Section 2(p) of the Plan), or if the Awardee’s employment by the Company is terminated for any reason, or if there is a Change of Control of the Company, then the provisions of Sections 12(c) and 14(b) of the Plan, respectively, shall govern the option period.

Method of Exercise. The Option is exercisable by providing a written notice of exercise in accordance with the procedures adopted by the Committee, but subject to all conditions and restrictions set forth in the Plan, and the Option consideration shall be payable in one of the forms permitted under Section 8(f) of the Plan, as determined by the Committee. The exercise price for the number of shares exercised under the Option shall be payable in full at the time of exercise.

Transferability. The Option is not assignable or transferable except by will or the laws of descent or distribution and is exercisable during the Awardee’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

Tax Withholding on Exercise. Awardee shall satisfy the Company’s withholding obligation of any federal, state, local or foreign taxes of any kind required to be withheld as a result of an exercise of the Option by providing payment of the amount of such withholding: (i) by cash, certified or cashier’s check, money order or personal check; (ii) by delivery of shares of the Company’s common stock already owned by Awardee; (iii) by the Company’s withholding from other compensation payable to Awardee by the Company; or (iv) pursuant to a request by Awardee, by withholding from the shares of common stock to be delivered upon exercise of the Option no more than the maximum number of shares that is necessary to satisfy the statutory withholding obligation.

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KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	Date:

Title:

The Awardee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option evidenced hereby subject to all the terms, provisions, conditions and restrictions of the Plan. The Awardee also understands that this Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Accordingly, the Awardee understands that he or she will recognize taxable income upon exercise of the Option based on the difference between the Option exercise price and the Fair Market Value of the shares at the time of exercise.

Signature:_______________________________________

Printed Name:__________________________________________

Date:___________________________________________

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